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                                                                   Exhibit 23(e)



              CONSENT OF INDEPENDENT MINERAL GEOLOGIST AND ENGINEER
              -----------------------------------------------------


         We hereby consent to the use in the Form 10-KSB of Daugherty Resources, Inc. (File No. 0-12185 ) for the fiscal year ended December 31, 2000, of our Unga Island Project Resource and Reserve Review dated April 5, 2000, relating to gold and silver projects of Daugherty Resources, Inc. located on Unga Island, Alaska. We also consent to all references to us in such Form 10-KSB, including references to us as experts.


                                    STEFFEN ROBERTSON AND KIRSTEN (U.S.), INC.



                                    By: /s/ William Crowl
                                        -----------------
                                        William Crowl
                                        Principal Geologist


Lakewood, Colorado
April 5, 2000